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                         INDEPENDENT AUDITORS' CONSENT



CBA Money Fund:



     We consent to the use in Post-Effective Amendment No. 16 to Registration Statement No. 2-82766 of our report dated April 2, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Princeton, New Jersey


June 1, 1998